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                                  EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                       contact:  Susan King
---------------------                                       (972) 669-0591



    MTSI ELECTS NEW DIRECTORS

(Dallas, TX) - Microwave Transmission Systems, Inc. held a board meeting December 14, 2000 in Richardson, Texas where it nominated and elected four new directors to its board.

    P. David Spurlin, President and Chairman of MTSI, first amended the company's bylaws to allow for the selection of multiple directors at this meeting, then the nominees were elected.

    The new directors are: David Story/Manager of Projects for MTSI; Susan King/Comptroller for MTSI; Carl Moore/President of Ft. Worth Tower, Inc.; and Kerry Tassopoulos/Assistant General Counsel for Excel Communications, Inc. This brings the total number of Board members to five (5).

    For more information, please contact Susan King at (972) 669-0591, or go to the company's Website: www.mtsy.net



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